Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 08/20/2001



Servicing Certificate

Beginning Principal Balance                                                       129,209,088.59
Ending Principal Balance                                                          125,591,880.85
Principal Collections                                                               3,383,175.99
Interest Collections                                                                1,458,653.17

Active Loan Count                                                                          2,749

Principal Balance of Current Month Prefunding                                               0.00

Substitution Adjustment Amount                                                              0.00

Policy Draw Amount                                                                          0.00


Total Limited Reimbursement Amount                                                     26,725.31

Current month distribution to Credit Enhancer                                                   35,976.38

Net Loan Rate                                                                             13.82%

Note Rate - Class A-1 Notes                                                              4.0300%
Note Rate - Class A-2 Notes                                                              7.8400%
Note Rate - Class A-3 Notes                                                              8.1700%
Note Rate - Class A-4 Notes                                                              8.2700%

                 Beginning Note Balance     Ending Note Balance   Principal Distribution     Interest


Class A-1 Notes             32,917,593.05           29,282,493.20            3,635,099.85     121,603.07
Class A-2 Notes             18,887,000.00           18,887,000.00                       -     123,395.07
Class A-3 Notes             29,790,000.00           29,790,000.00                       -     202,820.25
Class A-4 Notes             41,753,000.00           41,753,000.00                       -     287,747.76
                           --------------          --------------                      --    ----------
    Total Notes            123,347,593.05          119,712,493.20            3,635,099.85     735,566.15


Certificates                                                                          432,383.93

Prefunding Account                                                           Total Amount
                                                                       --------------------------
Beginning Balance                                                                           0.00
Interest Earned on Prefunding Account                                                       0.00
Prior month Interest earned transferred to overcollateralization                            0.00
Collection Period Subsequent Transfer                                                       0.00
Prefunding Account balance distributed to Noteholders                                       0.00
                                                                       --------------------------
           Total Ending Prefunding Account Balance  as of Payment Date                      0.00


Capitalized Interest Account Balance
Beginning Balance                                                                           0.00
Withdraw relating to prior month Collection Period                                          0.00
Interest Earned                                                                             0.00
Interest Earned sent to Note Payment account                                                0.00
Total Ending Capitalized Interest Account Balance to Noteholders                            0.00
                                                                       --------------------------
                     Total Ending Capitalized Interest Account Balance                      0.00
                                                                       ==========================


Beginning Overcollateralization Amount                                              5,862,229.29
Overcollateralization Amount Increase (Decrease)                                       17,892.11
                                                                       --------------------------
Ending Overcollateralization Amount                                                 5,880,121.40
Outstanding Overcollaterization Amount                                                         -
                                                                       --------------------------
Required Overcollateralization Amount                                               5,880,121.40


                                                                             Number                  Percent
                                                             Balance        of Loans               of Balance
Delinquent Loans (30 Days)                              1,573,589.50           32                     1.25%
Delinquent Loans (60 Days)                                774,901.97           13                     0.62%
Delinquent Loans (90+ Days) (1)                         2,573,760.02           45                     2.05%
Foreclosed Loans                                                0.00            0                     0.00%
REO                                                             0.00            0                     0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                             Percent
                                                                        Liquidation To-Date                of Balance
                                                                       --------------------------
Beginning Loss Amount                                                               3,377,793.02
Current Month Loss Amount                                                             234,031.75              0.19%
Current Month Principal Recovery                                                          614.35
Net Ending Loss Amount                                                              3,611,210.42

